EXHIBIT 99

                                  FORM 11-K

   / X / ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934 [FEE REQUIRED]

   For the fiscal year ended December 31, 1993

                                      OR

   /  /  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

   For the transition period from __________ to ___________

   Commission file number _______________

        A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                 McDonald's Corporation Profit Sharing Program

        B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            McDonald's Corporation
                               McDonald's Plaza
                          Oak Brook, Illinois  60521

   All financial statements and schedules prepared in accordance with the financial reporting requirements of the Employee Retirement Income Security Act of 1974 which are required to be filed as part of this Form 11-K have been filed under cover of Form SE.

                                  SIGNATURES

        The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 McDONALD'S CORPORATION
                                 PROFIT SHARING PROGRAM

                                 By:  ADMINISTRATIVE COMMITTEE


                                      By: /s/ Stanley R. Stein
                                          ------------------------
                                         Senior Vice President,
                                         Trustee, and Member of the
                                         Administrative Committee

   *Print name and title of the signing official under the signature.